EX-99.23(n)(4)

                           JNL INVESTORS SERIES TRUST
                               MULTIPLE CLASS PLAN

     This Multiple Class Plan (this "Plan") has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), by a majority of the Trustees of JNL Investors Series Trust (the "Trust"), a series-type, registered open-end management investment company, with respect to each of the Trust's investment portfolios (each a "Fund") as shown on Schedule A hereto, and as described in the prospectus(es) for the Funds, as amended from time to time.

1. CLASS DESIGNATIONS. Each Fund is authorized to issue from time to time the following classes of shares:

     Class A

     Class C

2. SALES CHARGE. Class A Shares shall be subject to a front-end sales charge (except Jackson Perspective Money Market Fund) ranging from 0% - 5.75%. Class C Shares will not be subject to any front-end sales charge.

3.   CONTINGENT DEFERRED SALES CHARGE ("CDSC").

     CLASS A SHARES. Class A Shares shall not be subject to any CDSC, except in the following circumstances. On investments of $1 million or more, a contingent deferred sales charge of 1.00% applies to redemptions (last purchase will be redeemed first) of those investments within the contingency period of 12 months from the calendar month following their purchase (excluding the Jackson Perspective Money Market Fund). The CDSC is waived in certain circumstances, as described in the Fund's prospectus and statement of additional information ("SAI").

     CLASS C SHARES. Class C Shares redeemed (last purchase will be redeemed first) within 12 months of their purchase shall be assessed a CDSC of 1.00% (excluding the Jackson Perspective Money Market Fund). The CDSC is waived in certain circumstances as described in the Trust's prospectus and SAI.

4.   DISTRIBUTION PLANS.

     CLASS A SHARES. Class A Shares of a Fund shall be offered for sale subject to a 12b-1 Service Fee (except the Jackson Perspective 10 x 10 Fund), pursuant to the Trust's Retail and Class A Service Fee Plan. For purposes hereof, 12b-1 Service Fee refers to the fee authorized under the Trust's
     Service Fee Plan for Retail Class and Class A Shares, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund's assets to finance shareholder services and/or maintenance of Fund's Class A Shareholders' accounts. The 12b-1 Service Fee shall be calculated at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto, and as described in the prospectus(es) for the Funds. Imposition of the 12b-1 Service Fee is subject to any required approval by the Trust's Board of Trustee and/or affected Class A Fund shareholders.

     CLASS C SHARES. Class C Shares of a Fund shall be offered for sale subject to 12b-1 Service Fees (except the Jackson Perspective 10 x 10 Fund) and Distribution Fees, pursuant to the Trust's Distribution Plan for Class C shares (the "Class C Distribution Plan"). For purposes hereof, 12b-1 Service and Distribution Fee refers to the fee authorized under the Trust's Class C Distribution Plan, pursuant to Rule 12b-1 under the 1940 Act that reflects the use of a portion of a Fund's assets to finance (1) certain activities expected directly or indirectly intended primarily to result in the sale of the relevant Fund's Class C Shares, and (2) shareholder services and/or maintenance of Fund's Class C Shareholders' accounts. The 12b-1 Service and Distribution Fee shall be calculated at a rate of up to the rate per annum of the average daily net assets attributable to the Class C Shares, as shown on Schedule A hereto, and as described in the prospectus(es) for the Funds. Imposition of the 12b-1 Fee is subject to any required approval by the Trust's Board of Trustees and/or affected Class C Fund shareholders.

     The Service Fee Plan for Class A Shares and the Class C Distribution Plan (collectively, the "Distribution Plans") shall operate in accordance with Rule 2830(d) of NASD Conduct Rules.

5. RELATIVE RIGHTS AND OBLIGATIONS. Each class of shares of a Fund shall represent interests in the same portfolio of investments of the Fund and shall have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein. Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

6. CLASS EXPENSES. Each class of shares of a Fund shall pay all of the expenses of an arrangement for shareholder services and/or the distribution of shares that is specific to that class, including the fees and expenses set forth in the Distribution Plans. Such expenses may include fees incurred for obtaining shareholder approval of the Distribution Plans or any amendment thereto and any shareholder or administrative services plan or agreement relating to the particular class but not adopted under Rule 12b-1. Each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the Fund's operations that are directly attributable to the particular class.

7. INCOME, GAIN, AND LOSSES AND FUND-WIDE EXPENSES. Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund shall be allocated in accordance with Rule 18f-3(c) or any successor provision. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class shall be calculated in the same manner, on the same day and at the same time.

8. WAIVERS AND REIMBURSEMENTS. Expenses may be waived or reimbursed by a Fund's adviser, underwriter or any other provider of services to the Fund.

9. CONVERSION FEATURES. Shares of a Class C Fund will be converted Class A shares in the month of the 10th anniversary.

10. EXCHANGE PRIVILEGES. Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus(es) and SAI(s) for the particular class of shares, as it may be amended from time to time, to the extent permitted by the 1940 Act and the rules and regulations adopted thereunder.

11. VOTING RIGHTS. Each class of shares of a Fund shall have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

12. FIDUCIARY RESPONSIBILITIES. On an ongoing basis, the Board of Trustees, pursuant to its fiduciary responsibilities under the 1940 Act and otherwise, shall monitor the Trust for the existence of any material conflicts between the interests of the various classes of shares. The Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, its investment manager or the distributor and who have no direct, or indirect financial interest in the operation of the Distribution Plans (the "Independent Trustees"), shall take such action as is reasonably necessary to eliminate any such conflict that may develop. Jackson National Asset Management, LLC (the "Advisor") and Jackson National Life Distributors, LLC. ("JNLD") shall be responsible for alerting the Board to any material conflicts that arise.

13. AMENDMENTS. All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

14.  CERTIFICATION.

     I, Susan S. Rhee, Secretary of the Trust, do hereby certify that this Multiple Class Plan was adopted on behalf of the Trust, by a majority of the Trustees, including a majority of the Independent Trustees, on January 27, 2006 and the Trust is in compliance with the fund governance requirements under Rule 0-1(a)(7).


                                                 _______________________________
                                                 Susan S. Rhee
                                                 Secretary

ADOPTED DECEMBER 29, 2008

                                   SCHEDULE A
                              INVESTMENT PORTFOLIOS

--------------------------------------------------------- ------------------ -------------------- -------------------
                                                                               MAXIMUM 12B-1        MAXIMUM 12B-1
                          FUND                                  CLASS         DISTRIBUTION FEE       SERVICE FEE
--------------------------------------------------------- ------------------ -------------------- -------------------
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Asia ex-Japan Fund                         Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Asia Pacific ex-Japan Bond Fund            Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Asia ex-Japan Infrastructure Fund          Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Asian Pacific Real Estate Fund             Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective China-India Fund                           Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Core Equity Fund                           Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Emerging Asia ex-Japan Fund                Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective European 30 Fund                           Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective 5 Fund                                     Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Global Basics Fund                         Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Global Leaders Fund                        Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Index 5 Fund                               Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Japan Fund                                 Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Large Cap Value Fund                       Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Mid Cap Value Fund                         Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Money Market Fund                          Class A               N/A                0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Optimized 5 Fund                           Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Pacific Rim 30 Fund                        Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Pan European Fund                          Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective S&P 4 Fund                                 Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Small Cap Value Fund                       Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective 10 x 10 Fund                               Class A               N/A                  0%
                                                               Class C              0.75%                 0%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective Total Return Fund                          Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------
Jackson Perspective VIP Fund                                   Class A               N/A                0.25%
                                                               Class C              0.75%               0.25%
--------------------------------------------------------- ------------------ -------------------- -------------------